                                                                      Exhibit 4A

================================================================================

                                CREDIT AGREEMENT

                                      AMONG

                              NORDSON CORPORATION,
                                  AS BORROWER,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                    AS BANKS,

                          KEYBANK NATIONAL ASSOCIATION,
                              AS LEAD ARRANGER AND
                              ADMINISTRATIVE AGENT,

                              WACHOVIA BANK, N.A.,
                             AS CO-LEAD ARRANGER AND
                               SYNDICATION AGENT,

                         CREDIT LYONNAIS CHICAGO BRANCH,
                           AS CO-DOCUMENTATION AGENT,

                                       AND

                            THE BANK OF NOVA SCOTIA,
                            AS CO-DOCUMENTATION AGENT

                              ---------------------

                                   DATED AS OF
                                  MAY 17, 2001

                              ---------------------


================================================================================

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

ARTICLE I.   DEFINITIONS..........................................................................................1

ARTICLE II. AMOUNT AND TERMS OF CREDIT...........................................................................18
   SECTION 2.1.  AMOUNT AND NATURE OF CREDIT.....................................................................18
   SECTION 2.2.  CONDITIONS TO LOANS.............................................................................23
   SECTION 2.3.  PAYMENT ON NOTES, ETC...........................................................................24
   SECTION 2.4.  PREPAYMENT......................................................................................25
   SECTION 2.5.  FACILITY AND OTHER FEES.........................................................................27
   SECTION 2.6.  REDUCTION OF COMMITMENT.........................................................................27
   SECTION 2.7.  COMPUTATION OF INTEREST AND FEES; DEFAULT RATE..................................................28
   SECTION 2.8.  MANDATORY PAYMENT...............................................................................28

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO FIXED RATE.......................................................28
   SECTION 3.1.  RESERVES OR DEPOSIT REQUIREMENTS, ETC...........................................................28
   SECTION 3.2.  TAX LAW, ETC....................................................................................29
   SECTION 3.3.  EURODOLLAR OR ALTERNATE CURRENCY DEPOSITS UNAVAILABLE
                             OR INTEREST RATE UNASCERTAINABLE....................................................30
   SECTION 3.4.  INDEMNITY.......................................................................................30
   SECTION 3.5.  CHANGES IN LAW RENDERING FIXED RATE LOANS UNLAWFUL..............................................30
   SECTION 3.6.  FUNDING.........................................................................................31
   SECTION 3.7.  CAPITAL ADEQUACY................................................................................31
   SECTION 3.8.  APPLICATION OF PROVISIONS.......................................................................32

ARTICLE IV.   CONDITIONS PRECEDENT...............................................................................32
   SECTION 4.1.  NOTES...........................................................................................32
   SECTION 4.2.  OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS....................................32
   SECTION 4.3.  LEGAL OPINION...................................................................................32
   SECTION 4.4.  GOOD STANDING CERTIFICATES......................................................................32
   SECTION 4.5.  AGENT FEE LETTER, CLOSING FEE LETTER; LEGAL FEES................................................32
   SECTION 4.6.  LIEN SEARCHES...................................................................................32
   SECTION 4.7.  CLOSING CERTIFICATE.............................................................................32
   SECTION 4.8.  EXISTING CREDIT AGREEMENTS......................................................................33
   SECTION 4.9.  NO MATERIAL ADVERSE CHANGE......................................................................33
   SECTION 4.10.  MISCELLANEOUS..................................................................................33

ARTICLE V.   COVENANTS...........................................................................................33
   SECTION 5.1.  INSURANCE.......................................................................................33
   SECTION 5.2.  MONEY OBLIGATIONS...............................................................................33
   SECTION 5.3.  FINANCIAL STATEMENTS............................................................................33
   SECTION 5.4.  FINANCIAL RECORDS...............................................................................34
   SECTION 5.5.  FRANCHISES......................................................................................35
   SECTION 5.6.  ERISA COMPLIANCE................................................................................35
   SECTION 5.7.  FINANCIAL COVENANTS.............................................................................35
   SECTION 5.8.  BORROWING.......................................................................................36
   SECTION 5.9.  LIENS...........................................................................................37
   SECTION 5.10.  REGULATIONS U AND X............................................................................38

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
   SECTION 5.11.  INVESTMENTS AND LOAN...........................................................................38
   SECTION 5.12.  MERGER AND SALE OF ASSETS......................................................................39
   SECTION 5.13.  ACQUISITIONS...................................................................................39
   SECTION 5.14.  NOTICE.........................................................................................39
   SECTION 5.15.  ENVIRONMENTAL COMPLIANCE.......................................................................40
   SECTION 5.16.  AFFILIATE TRANSACTIONS.........................................................................40
   SECTION 5.17.  USE OF PROCEEDS................................................................................40
   SECTION 5.18.  CORPORATE NAME.................................................................................40
   SECTION 5.19.  RESTRICTED PAYMENTS............................................................................40
   SECTION 5.20.  RESTRICTIVE AGREEMENTS.........................................................................41
   SECTION 5.21.  AMENDMENT OF ORGANIZATION DOCUMENTS............................................................41
   SECTION 5.22.  OTHER COVENANTS................................................................................41
   SECTION 5.23.  GUARANTIES OF PAYMENT; GUARANTY UNDER MATERIAL
                  INDEBTEDNESS AGREEMENT.........................................................................41
   SECTION 5.24.  PARI PASSU RANKING.............................................................................42

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES......................................................................42
   SECTION 6.1.   CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION.......................................42
   SECTION 6.2.   CORPORATE AUTHORITY............................................................................42
   SECTION 6.3.   COMPLIANCE WITH LAWS...........................................................................43
   SECTION 6.4.   LITIGATION AND ADMINISTRATIVE PROCEEDINGS......................................................43
   SECTION 6.5.   TITLE TO ASSETS................................................................................43
   SECTION 6.6.   LIENS AND SECURITY INTERESTS...................................................................43
   SECTION 6.7.   TAX RETURNS....................................................................................44
   SECTION 6.8.   ENVIRONMENTAL LAWS.............................................................................44
   SECTION 6.9.   CONTINUED BUSINESS.............................................................................44
   SECTION 6.10.  EMPLOYEE BENEFIT PLANS.........................................................................44
   SECTION 6.11.  CONSENTS OR APPROVALS..........................................................................45
   SECTION 6.12.  SOLVENCY.......................................................................................45
   SECTION 6.13.  FINANCIAL STATEMENTS...........................................................................45
   SECTION 6.14.  REGULATIONS....................................................................................45
   SECTION 6.15.  MATERIAL AGREEMENTS............................................................................46
   SECTION 6.16.  INTELLECTUAL PROPERTY..........................................................................46
   SECTION 6.17.  INSURANCE......................................................................................46
   SECTION 6.18.  ACCURATE AND COMPLETE STATEMENTS...............................................................46
   SECTION 6.19.  DEFAULTS.......................................................................................46

ARTICLE VII.   EVENTS OF DEFAULT.................................................................................46
   SECTION 7.1.  PAYMENTS........................................................................................46
   SECTION 7.2.  SPECIAL COVENANTS...............................................................................46
   SECTION 7.3.  OTHER COVENANTS.................................................................................46
   SECTION 7.4   REPRESENTATIONS AND WARRANTIES..................................................................47
   SECTION 7.5.  CROSS DEFAULT...................................................................................47
   SECTION 7.6.  ERISA DEFAULT...................................................................................47
   SECTION 7.7.  CHANGE IN CONTROL...............................................................................47
   SECTION 7.8.  MONEY JUDGMENT..................................................................................47
   SECTION 7.9.  VALIDITY OF LOAN DOCUMENTS......................................................................47

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
   SECTION 7.10.  SOLVENCY.......................................................................................47

ARTICLE VIII.   REMEDIES UPON DEFAULT............................................................................48
   SECTION 8.1.  OPTIONAL DEFAULTS...............................................................................48
   SECTION 8.2.  AUTOMATIC DEFAULTS..............................................................................48
   SECTION 8.3.  OFFSETS.........................................................................................49
   SECTION 8.4.  EQUALIZATION PROVISION..........................................................................49

ARTICLE IX.  THE AGENT...........................................................................................49
   SECTION 9.1.  APPOINTMENT AND AUTHORIZATION...................................................................49
   SECTION 9.2.  NOTE HOLDERS....................................................................................49
   SECTION 9.3.  CONSULTATION WITH COUNSEL.......................................................................50
   SECTION 9.4.  DOCUMENTS.......................................................................................50
   SECTION 9.5.  AGENT AND AFFILIATES............................................................................50
   SECTION 9.6.  KNOWLEDGE OF DEFAULT............................................................................50
   SECTION 9.7.  ACTION BY AGENT.................................................................................50
   SECTION 9.8.  NOTICES, DEFAULT, ETC...........................................................................50
   SECTION 9.9.  INDEMNIFICATION OF AGENT........................................................................50
   SECTION 9.10. SUCCESSOR AGENT.................................................................................51
   SECTION 9.11. CO-DOCUMENTATION AGENTS AND SYNDICATION AGENT...................................................51

ARTICLE X.  MISCELLANEOUS........................................................................................51
   SECTION 10.1.  BANKS' INDEPENDENT INVESTIGATION...............................................................51
   SECTION 10.2.  NO WAIVER; CUMULATIVE REMEDIES.................................................................51
   SECTION 10.3.  AMENDMENTS; CONSENTS...........................................................................52
   SECTION 10.4.  NOTICES........................................................................................52
   SECTION 10.5.  COSTS, EXPENSES AND TAXES......................................................................52
   SECTION 10.6.  INDEMNIFICATION................................................................................53
   SECTION 10.7.  OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS..................................................53
   SECTION 10.8.  EXECUTION IN COUNTERPARTS......................................................................53
   SECTION 10.9.  BINDING EFFECT; BORROWER'S ASSIGNMENT..........................................................53
   SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS................................................................53
   SECTION 10.11. DESIGNATION....................................................................................56
   SECTION 10.12. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS..............................................57
   SECTION 10.13. INVESTMENT PURPOSE.............................................................................57
   SECTION 10.14. ENTIRE AGREEMENT...............................................................................57
   SECTION 10.15. GOVERNING LAW; SUBMISSION TO JURISDICTION......................................................57
   SECTION 10.16. LEGAL REPRESENTATION OF PARTIES................................................................58
   SECTION 10.17. JUDGMENT CURRENCY..............................................................................58
   SECTION 10.18. JURY TRIAL WAIVER..............................................................................59

                               TABLE OF CONTENTS


EXHIBIT A - TRANCHE A NOTE.......................................................................................63

EXHIBIT B - TRANCHE B NOTE.......................................................................................65

EXHIBIT C - SWING LINE NOTE......................................................................................67

EXHIBIT D - NOTICE OF LOAN.......................................................................................69

EXHIBIT E - COMPLIANCE CERTIFICATE...............................................................................71

EXHIBIT F - REQUEST FOR CONVERSION...............................................................................72

EXHIBIT G - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT..........................................................74

         This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 17th day of May, 2001, among NORDSON CORPORATION, an Ohio corporation, 28601 Clemens Road, Westlake, Ohio 44145 ("Borrower"), the banking institutions named in SCHEDULE 1 hereto (collectively, "Banks", and individually, "Bank"), KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as Lead Arranger and as Administrative Agent for the Banks under this Agreement (in such capacity as Administrative Agent, "Agent"), WACHOVIA BANK, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, as Co-Lead Arranger and Syndication Agent, CREDIT LYONNAIS CHICAGO BRANCH, 227 West Monroe Street, Suite 3800, Chicago, Illinois 60606-5018, as Co-Documentation Agent, and THE BANK OF NOVA SCOTIA, 181 West Madison Street, Chicago, Illinois 60603, as Co-Documentation Agent.


                                   WITNESSETH:

         WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Adjusted LIBOR Rate" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR Rate by (b) 1.00 minus the Reserve Percentage.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter, dated as of the Closing Date, between Borrower and Agent.

         "Alternate Currency" shall mean Euros, Pounds Sterling, Japanese Yen or any other currency, other than Dollars, agreed to by Agent in consultation with the Banks that is freely transferable and convertible into Dollars.

         "Alternate Currency Loan" shall mean a Loan that is denominated in an Alternate Currency on which Borrower shall pay interest at a rate based on the Adjusted LIBOR Rate

         "Applicable Facility Fee Rate" shall mean, with respect to the Tranche A Commitment or the Tranche B Commitment, as the case may be:

                  (a) for the period from the Closing Date through June 30, 2001, (i) twenty seven and one-half (27.50) basis points with respect to the Tranche A Commitment, and (ii) twenty-five (25) basis points with respect to the Tranche B Commitment; and

                  (b) commencing with the financial statements for FQE April 30, 2001, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on July 1, 2001 and thereafter:

         ----------------------------------------------------------------------------------------------------------

                      LEVERAGE RATIO               APPLICABLE TRANCHE A FACILITY        APPLICABLE TRANCHE B
                                                              FEE RATE                    FACILITY FEE RATE

         ----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.00 to 1.00           32.50 basis points              30.00 basis points

         ----------------------------------------------------------------------------------------------------------
         Greater  than or  equal to 2.50 to 1.00,        27.50 basis points              25.00 basis points
         but less than 3.00 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or  equal to 2.00 to 1.00,        25.00 basis points              22.50 basis points
         but less than 2.50 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or  equal to 1.50 to 1.00,        22.50 basis points              20.00 basis points
         but less than 2.00 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or  equal to 1.00 to 1.00,        20.00 basis points              17.50 basis points
         but less than 1.50 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Less than 1.00 to 1.00                          17.50 basis points              15.00 basis points

         ----------------------------------------------------------------------------------------------------------

Changes to the Applicable Facility Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 (a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Applicable Margin" shall mean, with respect to the Tranche A Commitment, the Tranche B Commitment or the Swing Line Commitment, as the case may be:

                  (a) for the period from the Closing Date through June 30, 2001, (i) one hundred twenty-two and one-half (122.50) basis points with respect to Fixed Rate Loans made pursuant to the Tranche A Commitment, (ii) one hundred twenty-five (125) basis points with respect to Fixed Rate Loans made pursuant to the Tranche B Commitment, and (iii) one hundred twenty-five (125) basis points with respect to Swing Loans; and

                  (b) commencing with the financial statements for FQE April 30, 2001, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on July 1, 2001 and thereafter:

         ----------------------------------------------------------------------------------------------------------

                                                    APPLICABLE MARGIN FOR FIXED       APPLICABLE MARGIN FOR FIXED
                     LEVERAGE RATIO               RATE LOANS MADE PURSUANT TO THE   RATE LOANS MADE PURSUANT TO THE
                                                        TRANCHE A COMMITMENT         TRANCHE B COMMITMENT AND SWING
                                                                                                 LOANS
         ----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.00 to 1.00          130.00 basis points               132.50 basis points

         ----------------------------------------------------------------------------------------------------------
         Greater  than or equal to 2.50 to 1.00,        122.50 basis points               125.00 basis points
         but less than 3.00 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or equal to 2.00 to 1.00,        112.50 basis points               115.00 basis points
         but less than 2.50 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or equal to 1.50 to 1.00,         90.00 basis points                92.50 basis points
         but less than 2.00 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Greater  than or equal to 1.00 to 1.00,         67.50 basis points                70.00 basis points
         but less than 1.50 to 1.00

         ----------------------------------------------------------------------------------------------------------
         Less than 1.00 to 1.00                          57.50 basis points                60.00 basis points

         ----------------------------------------------------------------------------------------------------------

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 (a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached EXHIBIT G.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Base Rate.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market, and, if the applicable Business Day relates to any Alternate Currency Loan, on which commercial banks are open for international business (including the clearing of currency transfer in the relevant Alternate Currency) in the principal financial center of the home country of such Alternate Currency.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest, including, but not limited to, any Share Repurchase.

         "Capitalization Ratio" shall mean the ratio of (a) Total Indebtedness to (b) (i) Total Indebtedness plus (ii) Consolidated Net Worth, for the most recently completed fiscal quarter of Borrower.

         "Cash Equivalent" shall mean (a) a security that is the direct obligation of the United States of America, any member state of the European Union or any other sovereign nation acceptable to Agent so long as the full faith of and credit of such nation is pledged in support thereof; (b) time deposits, certificates of deposit or bankers acceptances issued by any Bank or any other domestic or foreign commercial bank or United States branch of a foreign bank licensed under the laws of the United States or a State thereof having (i) capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000) and (ii) a Keefe Bank Watch Rating of "B" or better or, with respect to any investment or deposit in a foreign bank in excess of Two Hundred Fifty Thousand Dollars ($250,000), an equivalent rating from a comparable foreign rating agency (each an "Approved Depository"); (c) commercial paper or securities that at the time of investment therein is assigned one of the two highest quality ratings in accordance with the rating systems employed by either Moody's or Standard & Poor's; or (d) fully collateralized repurchase obligations entered into with any Bank or Approved Depository, having a term of not more than thirty (30) days and covering securities of the type describe in subpart
(a) above.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the Exchange Act) other than the Current Management Team, of shares representing more than fifty percent (50%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a Change in Control, as defined in the Note Purchase Agreement or the 2001 Note Purchase Agreement, or the occurrence of a change in control, or other similar provision, as defined in any other Material Indebtedness Agreement.

         "Closing Date" shall mean the effective date of this Agreement.

         "Closing Fee Letter" shall mean the Closing Fee Letter, dated as of the Closing Date, from Borrower to the Banks.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of the Banks to (a) make Tranche A Loans, during the applicable Commitment Period, pursuant to the Tranche A Commitment, and (b) make Tranche B Loans, during the applicable Commitment Period, pursuant to the Tranche B Commitment and to convert Tranche B Loans to a Term Loan, up to, for both (a) and (b), the Total Commitment Amount.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in SCHEDULE 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to (a) May 13, 2006, with respect to the Tranche A Commitment, and (b) May 16, 2002, with respect to the Tranche B Commitment; or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached EXHIBIT E.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment, in excess of fair and reasonable amounts, of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, and (c) EBIT Adjustments, if any.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus Consolidated Depreciation and Amortization Charges.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of Borrower, determined as of such date in accordance with GAAP.

         "Consolidated Tangible Assets" shall mean the book value of all assets of the Companies minus goodwill and other general intangibles, as determined on a Consolidated basis and in accordance with GAAP, based upon the financial statements of Borrower for the most recently completed fiscal quarter.

         "Consolidated Trailing EBIT" shall mean the sum of (a) Consolidated EBIT, plus (b)(i) without duplication, the EBIT of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBIT of Companies acquired is confirmed by audited financial or other information (which other information need not be audited or auditable) satisfactory to Agent, minus (ii) the EBIT of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters; provided, however, that, non-recurring gains shall be excluded from the determination of Consolidated Trailing EBIT.

         "Consolidated Trailing EBITDA" shall mean the sum of (a) Consolidated EBITDA, plus (b)(i) without duplication, the EBITDA of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBITDA of Companies acquired is confirmed by audited financial or other information (which other information need not be audited or auditable) satisfactory to Agent, minus (ii) the EBITDA of

Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters; provided, however, that, non-recurring gains shall be excluded from the determination of Consolidated Trailing EBITDA.

         "Consolidated Trailing Interest Expense" shall mean the sum of (a) Consolidated Interest Expense, plus (b)(i) without duplication, the interest expense of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such interest expense of Companies acquired is confirmed by audited financial or other information (which other information need not be audited or auditable) satisfactory to Agent, minus (ii) the interest expense of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Trailing Net Earnings" shall mean the sum of (a) Consolidated Net Earnings, plus (b)(i) without duplication, the Net Earnings of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such Net Earnings of such Companies acquired is confirmed by audited financial or other information (which other information need not be audited or auditable) satisfactory to Agent, minus
(ii) the Net Earnings of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Conversion Date" shall mean the last day of the Commitment Period applicable to the Tranche B Commitment.

         "Credit Exposure" shall mean, at any time, the sum of (a) the Tranche A Exposure, and (b) the Tranche B Exposure.

         "Current Management Team" shall mean any group comprised of the chief executive officer, the chief operating officer, the chief financial officer and other senior management of Borrower (or any combination thereof) as in place on the Closing Date, and their respective spouses and children (and/or trusts of which the only beneficiaries are such members of senior management and their respective spouses and children) or any "group" (within the meaning of Rule 13d under the Exchange Act) that includes at least three (3) of such members of senior management , together with their "affiliates" and "associates" (within the meaning of Rule 12b-2 under the Exchange Act).

         "Debt" shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any prepayment fees and other amounts payable hereunder.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "Default Rate" shall mean, with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and, with respect to any other amount, if no rate is specified or available, then two percent (2%) in excess of the Base Rate.

         "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of a Person for such period.

         "Derived Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Adjusted LIBOR Rate applicable to Eurodollars, or (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Adjusted LIBOR Rate applicable to the relevant Alternate Currency.

         "Derived Swing Loan Rate" shall mean a rate per annum equal to (a) Agent's costs of funds as quoted to Borrower by Agent and agreed to by Borrower, plus (b) the Applicable Margin (from time to time in effect).

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" of (a) an Alternate Currency Loan, shall mean the Dollar equivalent of the amount of such Alternate Currency Loan, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two (2) Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan, and (b) any other amount shall mean the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (i) Borrower's obligation to prepay Loans pursuant to Section 2.8 hereof, or (ii) Borrower's ability to request additional Loans pursuant to the Commitment, Agent may, in its discretion, on any Business Day (prior to payment in full of the Debt) selected by Agent, calculate the Dollar Equivalent of each such Loan. Agent shall notify Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount at the time that Dollar Equivalent is determined.

         "Domestic Company" shall mean Borrower or a Domestic Subsidiary.

         "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

         "EBIT" shall mean, for any period, in accordance with GAAP, Net Earnings for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of (a) income taxes and (b) interest expense.

         "EBIT Adjustments" shall mean (a) for the 2000 and 2001 fiscal year of Borrower, non-cash charges taken by Borrower in connection with Borrower's "Action 2000 Plan" up to an aggregate amount, for all such changes, not to exceed Eleven Million Dollars ($11,000,000), and (b) in addition to the amounts set forth in subpart (a), other non-cash charges taken by Borrower during any fiscal quarter of Borrower in accordance with GAAP, up to an aggregate amount for all such charges during any period of four (4) consecutive fiscal quarters of Borrower, not to exceed Eight Million Dollars ($8,000,000).

         "EBITDA" shall mean, for any period, in accordance with GAAP, Net Earnings for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of (a) income taxes, (b) interest expense, and (c) Depreciation and Amortization Charges.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any other applicable country or sovereignty or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code Section 4980B, that, as to
(a) through (k) above, would reasonably be likely to have or result in a Material Adverse Effect.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

         "Eurodollar Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based upon the Adjusted LIBOR Rate applicable to Eurodollars.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, vice president-finance, chief financial officer, controller or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

         "Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

         "FQE April 30" shall mean, for any fiscal year of Borrower, Borrower's fiscal quarter of such year ending on or about April 30.

         "FQE January 31" shall mean, for any fiscal year of Borrower, Borrower's fiscal quarter of such year ending on or about January 31.

         "FQE July 31" shall mean, for any fiscal year of Borrower, Borrower's fiscal quarter of such year ending on or about July 31.

         "FQE October 31" shall mean, for any fiscal year of Borrower, Borrower's fiscal quarter of such year ending on or about October 31.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean any Company that executes and delivers a Guaranty of Payment on or after the Closing Date, or any other Person that shall deliver a Guaranty of Payment to Agent on or after the Closing Date in connection with this Agreement.

         "Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with any Person in connection with any Indebtedness of Borrower, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements (other than a true consignment), (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance or Hedge Agreement, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs, including, but not limited to, all indebtedness under the Permitted Receivables Facility, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Coverage Ratio" shall mean, for the most recently completed four (4) fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Trailing EBIT to (b) Consolidated Trailing Interest Expense.

         "Interest Period" shall mean, with respect to a Fixed Rate Loan, a period of one (1), two (2), three (3) or six (6) months, as selected by Borrower in accordance with Section 2.2 hereof, commencing on the applicable date of borrowing or conversion of such Fixed Rate Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in the Commitment as provided in Section 2.6 hereof, prepayment or conversion rights or obligations as provided in Section 2.1 or 3.5 hereof, or maturity of Fixed Rate Loans as provided in Section 2.1 hereof, Borrower shall not select a period that extends beyond the date of such reduction, prepayment, conversion or maturity; provided, further, that, if (a) Borrower fails to select a new Interest Period with respect to an outstanding Eurodollar Loan at least three (3) Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period, or (b) Borrower fails to select a new Interest Period with respect to an outstanding Alternate Currency Loan at least three (3) Business Days prior to the Interest Adjustment Date applicable to such Alternative Currency Loan, such Alternate Currency Loan shall be repaid on the last day of the applicable Interest Period.

         "Leverage Ratio" shall mean, at any time, for the most recently completed four (4) fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Total Indebtedness to (b) Consolidated Trailing EBITDA.

         "LIBOR Rate" shall mean:

                  (a) with respect to a Eurodollar Loan, for any Interest Period, the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such rate quotation is not available for any reason, then the rate for purposes of this subpart (a) shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two (2) Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; and

                  (b) with respect to an Alternate Currency Loan, for any Interest Period, the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Alternate Currency Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate if the London interbank market for deposits in the relevant Alternate Currency in immediately available funds with a maturity comparable to such Interest Period. In the event that such rate quotation is not available for any reason, then the rate for purposes of this subpart (b) shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Alternate Currency for the relevant Interest Period and in the amount of the Alternate Currency Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Alternate Currency market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two
         (2) Business Days prior to the beginning of the relevant Interest Period pertaining to such Alternate Currency Loan hereunder.

         "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "Loan" shall mean a Tranche A Loan, a Tranche B Loan, the Term Loan or a Swing Loan.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, the Agent Fee Letter, the Closing Fee Letter and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower, (b) the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.

         "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company in excess of the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
SCHEDULE 1 hereto.

         "Maximum Tranche A Amount" shall mean Two Hundred Fifty Million Dollars ($250,000,000), as such amount may be reduced pursuant to Section 2.6 hereof.

         "Maximum Tranche B Amount" shall mean One Hundred Million Dollars ($100,000,000), as such amount may be reduced pursuant to Section 2.6 hereof.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Net Earnings" shall mean, for any period, the net income (loss) for such period, determined in accordance with GAAP.

         "Note" shall mean any Tranche A Note, any Tranche B Note, the Swing Line Note or any other note delivered pursuant to this Agreement.

         "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of August 1, 1997, between Borrower and Metropolitan Life Insurance Company, with respect to the 6.78% Senior Notes Due August 29, 2007.

         "2001 Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of May 1, 2001, with respect to Borrower's Senior Notes Due May 1, 2011.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached EXHIBIT D.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Foreign Subsidiary Loans and Investments" shall mean (a) the investments by a Domestic Company (other than the Receivables Subsidiary) in Foreign Subsidiaries existing as of the Closing Date, as set forth on SCHEDULE
5.11 hereto; (b) loans and investments by a Domestic Company (other than the Receivables Subsidiary) to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments does not, at any time, exceed Forty Million Dollars ($40,000,000); and (c) loans to a Foreign Subsidiary by any Person (other than a Company), and any guaranty of such loans by a Domestic Subsidiary (other than the Receivables Subsidiary), so long as the aggregate principal amount of all such loans does not exceed Twenty Million Dollars ($20,000,000) at any time.

         "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as the aggregate amount of all such investments of all Companies does not exceed, at any time, the greater of (a) Twenty-Five Million Dollars ($25,000,000), or (b) an amount equal to five percent (5%) of Consolidated Tangible Assets.

         "Permitted Receivables Facility" shall mean an accounts receivable facility whereby the Companies sell or transfer the accounts receivables of the Companies to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility is guaranteed by any Company, (b) there is no recourse or obligation to any Company (other than the Receivables Subsidiary) whatsoever other than pursuant to customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Subsidiary, and (c) no Company (other than the Receivables Subsidiary) provides, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility other than as set forth in subpart (b) of this definition.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Receivables Related Assets" shall mean accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

         "Receivables Subsidiary" shall mean a Wholly-Owned Subsidiary of Borrower that is established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

         "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Request for Conversion" shall mean a Request for Conversion in the form of the attached EXHIBIT F.

         "Required Banks" shall mean the holders of greater than fifty percent (50%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of greater than fifty percent (50%) of the aggregate principal amount outstanding under the Notes (other than the Swing Line Note).

         "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, or (b) any amount paid by such Company in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

         "Share Repurchase" shall mean the purchase, repurchase, redemption or other acquisition by Borrower from any Person of any capital stock or other equity interest of Borrower.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

         "Swing Line" shall mean the credit facility established by Agent for Borrower in accordance with subpart 2 of Section 2.1A hereof.

         "Swing Line Commitment" shall mean the commitment of Agent to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000) in accordance with the terms and conditions of the Swing Line.

         "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

         "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to subpart 2 of Section 2.1A hereof.

         "Swing Loan" shall mean a Loan granted to Borrower by Agent under the Swing Line.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) seven (7) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period applicable to the Tranche A Commitment.

         "Term Loan" shall mean the term loan to which the Tranche B Loans have been converted on the Conversion Date pursuant to Section 2.1B hereof.

         "Term Loan Maturity Date" shall mean May 16, 2003.

         "Total Commitment Amount" shall mean the principal amount of Three Hundred Fifty Million Dollars ($350,000,000) (or its Dollar Equivalent in Alternate Currency), or such lesser amount as shall be determined pursuant to
Section 2.6 hereof; provided, however, that, for the purposes of determining the Total Commitment Amount, Agent may, in its discretion, calculate the Dollar Equivalent of any Loan on any Business Day selected by Agent.

         "Total Indebtedness" shall mean, at any time, on a Consolidated basis, all Indebtedness of Borrower, including, but not limited to, current, long-term and Subordinated Indebtedness, if any, and all Indebtedness under the Permitted Receivables Facility; provided, however, that in determining the amount of the Indebtedness under any Hedge Agreement, such amount shall be determined as of the end of the most recently completed fiscal quarter of Borrower, based upon the assumption that such Hedge Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Hedge Agreement provides for the netting of amounts payable by and to any Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to any such Person, then in each such case, the amount of such obligation shall be the net amount of such obligations.

         "Tranche A Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of (a) each Bank to participate in the making of Tranche A Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche A Commitment Amount" as set forth on SCHEDULE 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.6 hereof), and (b) Agent to make Swing Loans pursuant to the Swing Line Commitment.
 .
         "Tranche A Exposure" shall mean, at any time, the sum of (a) the aggregate principal Dollar or Dollar Equivalent amount of all Tranche A Loans outstanding, and (b) the Swing Line Exposure.

         "Tranche A Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "Tranche A Note" shall mean any Tranche A Note executed and delivered pursuant to Section 2.1A hereof.

         "Tranche B Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of each Bank to participate in the making of Tranche B Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche B Commitment Amount" as set forth on SCHEDULE 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.6 hereof).

         "Tranche B Exposure" shall mean, at any time, the aggregate principal Dollar or Dollar Equivalent amount of all Tranche B Loans outstanding.

         "Tranche B Loan" shall mean a Loan granted to Borrower by the Banks in accordance with subpart 1 of Section 2.1B hereof.

         "Tranche B Note" shall mean any Tranche B Note executed and delivered pursuant to Section 2.1B hereof.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate, to the extent hereinafter provided, in making Loans to Borrower in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the Commitment Period on such basis that immediately after the completion of any borrowing by Borrower, (a) the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall not be in excess of the Maximum Amount for such Bank, and (b) the aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) that is such Bank's Commitment Percentage.

         Each borrowing (other than Swing Loans) from the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks. The Loans may be made as Tranche A Loans, Swing Loans and Tranche B Loans, and Tranche B Loans may be converted to a Term Loan as follows:

         A.       TRANCHE A COMMITMENT.

         1.       TRANCHE A LOANS.

         Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Banks shall make a Tranche A Loan or Tranche A Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum Tranche A Amount, when such Tranche A Loans are combined with the Swing Line Exposure. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche A Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of
(a) Base Rate Loans, (b) Eurodollar Loans, or (c) Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, Borrower shall have the right to receive all of the proceeds of such Alternate Currency Loan in an Alternate Currency. Each Alternate Currency Loan shall be made in a single Alternate Currency.

         Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing June 30, 2001, and on the last day of each succeeding September, December, March and June thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived Fixed Rate. Interest on such Fixed Rate Loans shall be payable on each Interest Adjustment Date (provided that if an Interest Period exceeds three
(3) months, the interest must be paid every three (3) months, commencing three
(3) months from the beginning of such Interest Period).

         At the request of Borrower to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert Base Rate Loans to Eurodollar Loans at any time and shall convert Eurodollar Loans to Base Rate Loans on any Interest Adjustment Date. No Alternate Currency Loan may be converted to a Base Rate Loan or a Eurodollar Loan.

         The obligation of Borrower to repay the Base Rate Loans and Fixed Rate Loans made by each Bank pursuant to this Section 2.1A and to pay interest thereon shall be evidenced by a Tranche A Note of Borrower in the form of EXHIBIT A hereto, payable to the order of such Bank in the principal amount of its Tranche A Commitment, or, if less, the aggregate unpaid principal amount of Tranche A Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this subpart 1 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         2. SWING LOANS.

         Subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the Tranche A Commitment, Agent shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided that Borrower shall not request any Swing Loan hereunder if, after giving effect thereto, (a) the Tranche A Exposure would exceed the Maximum Tranche A Amount, or (b) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Borrower shall not request that more than two (2) Swing Loans be outstanding at any time. Each Swing Loan shall be made in Dollars.

         Borrower shall pay interest, for the sole benefit of Agent (and any Bank that has purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one (1) day.

         The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower substantially in the form of EXHIBIT C hereto, dated the Closing Date, and payable to the order of Agent in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent. Subject to the provisions of this Agreement, Borrower shall be entitled under this subpart 2 of Section 2.1A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period applicable to the Tranche A Commitment.

         If Agent so elects, by giving notice to Borrower and the Banks, Borrower agrees that Agent shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Tranche A Loan. Such Tranche A Loan shall be a Base Rate Loan unless and until converted by Borrower to a Eurodollar Loan pursuant to subpart 1 of this Section 2.1A and Section 2.2 hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed, on such day, to have requested a Tranche A Loan in the principal amount of the Swing Loan in accordance with subpart 1 of this Section 2.1A and Section 2.2 hereof. Each Bank agrees to make a Tranche A Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that such Bank's obligation to make a Tranche A Loan pursuant to subpart 1 of this Section 2.1A when required by this subpart 2 of
Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Tranche A Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Tranche A Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Tranche A Loan pursuant to the preceding paragraph, then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from Agent, an undivided participation interest in such Swing Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for its sole account, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this subpart 2 of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Tranche A Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this subpart 2 of
Section 2.1A by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 hereof with respect to Tranche A Loans to be made by such Bank.

         B. TRANCHE B COMMITMENT.

         1. TRANCHE B LOANS. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Banks shall make a Tranche B Loan or Tranche B Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum Tranche B Amount. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche B Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of (a) Base Rate Loans, (b) Eurodollar Loans, or (c) Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, Borrower shall have the right to receive all of the proceeds of such Alternate Currency Loan in an Alternate Currency. Each Alternate Currency Loan shall be made in a single Alternate Currency.

         Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing June 30, 2001, and on the last day of each succeeding September, December, March and June thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived Fixed Rate. Interest on such Fixed Rate Loans shall be payable on each Interest Adjustment Date (provided that if an Interest Period exceeds three
(3) months, the interest must be paid every three (3) months, commencing three
(3) months from the beginning of such Interest Period).

         At the request of Borrower to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert Base Rate Loans to Eurodollar Loans at any time and shall convert Eurodollar Loans to Base Rate Loans on any Interest Adjustment Date. No Alternate Currency Loan may be converted to a Base Rate Loan or a Eurodollar Loan.

         The obligation of Borrower to repay the Base Rate Loans and Fixed Rate Loans made by each Bank pursuant to this Section 2.1B and to pay interest thereon shall be evidenced by a Tranche B Note of Borrower in the form of EXHIBIT B hereto, payable to the order of such Bank in the principal amount of its Tranche B Commitment, or, if less, the aggregate unpaid principal amount of Tranche B Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         2. CONVERSION OF TRANCHE B LOANS. At the request of Borrower by the delivery to Agent and the Banks at least three (3) days prior to the Conversion Date of a Request for Conversion, and provided that no Default or Event of Default shall exist hereunder, all Tranche B Loans outstanding on the Conversion Date (other than Alternate Currency Loans) shall be converted into a Term Loan in the aggregate principal amount of such Tranche B Loans. The Term Loan shall be made in Dollars. On and after the Conversion Date, Tranche B Loans shall no longer be available hereunder and the Tranche B Commitment shall be automatically terminated. The Term Loan shall be payable in full on the Term Loan Maturity Date. The obligation of Borrower to pay the Term Loan shall be evidenced by the Tranche B Notes.

         Borrower shall notify Agent prior to the Conversion Date (in accordance with the notice provisions of Section 2.2 hereof), whether the Term Loan will be a Base Rate Loan or a Eurodollar Loan. The Term Loan may be a mixture of a Base Rate Loan and Eurodollar Loans. The Banks, at the request of Borrower to Agent, subject to the applicable notice and other provisions of Section 2.2 hereof, shall convert a Base Rate Loan to a Eurodollar Loan at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date.

         With respect to any portion of the Term Loan that is a Base Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing on the last day of the calendar quarter in which the Conversion Date occurred, and on the last day of each succeeding calendar quarter thereafter and at the maturity thereof, at the Base Rate from time to time in effect.

         With respect to any portion of the Term Loan that is a Eurodollar Loan, Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived Fixed Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         SECTION 2.2. CONDITIONS TO LOANS. The obligation of the Banks to make, continue or convert any Loan, and of Agent to make any Swing Loan, is conditioned, in the case of each borrowing, conversion or continuation hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to Base Rate Loans, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion, and, with respect to Eurodollar Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it. If Agent elects to advance the proceeds of such Loan prior to receiving funds from such Bank, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive from Borrower, on demand, such amount, in the event that such Bank fails to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Bank at the Federal Funds Effective Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent elects to provide such funds;

         (c) with respect to Alternate Currency Loans, receipt by Agent of a Notice of Loan by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing. Agent shall notify each Bank of the date, amount, type of currency and initial Interest Period promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount of the applicable Alternate Currency required of it in immediately available funds;

         (d) with respect to Swing Loans, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

         (e) Borrower's request for (i) a Base Rate Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Hundred Thousand Dollars ($100,000); (ii) a Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent) of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate

Currency Loan, such approximately comparable amount as shall result in a rounded number of the applicable Alternate Currency); and (iii) a Swing Loan shall be in an amount not less than Five Hundred Thousand Dollars ($500,000);

         (f) the fact that no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan would exist; and

         (g) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion, or continuation of such Loan, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that Fixed Rate Loans be outstanding for more than ten (10) different Interest Periods at any time, and, if Base Rate Loans are outstanding, then Fixed Rate Loans shall be limited to nine (9) different Interest Periods at any time.

         Each request by Borrower for the making, conversion or continuation of a Loan hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (f) and (g) above.

         Each request for a Fixed Rate Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such Fixed Rate Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. PAYMENT ON NOTES, ETC.

         (a) PAYMENTS IN ALTERNATE CURRENCY. With respect to any Alternate Currency Loan, all payments (including prepayments) to any Bank of the principal of or interest on such Alternate Currency Loan shall be made in the same Alternate Currency as the original Loan. All such payments shall be remitted by Borrower to Agent at Agent's main office (or at such other office or account as designated in writing by Agent to Borrower) for the account of the Banks not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in same day funds. Any payments received by Agent after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (b) PAYMENTS IN DOLLARS. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Banks that is not covered by subsection (a) hereof, all such payments (including prepayments) to Agent and the Banks of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to Agent at its main office for the account of the Banks not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00

A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (c) PAYMENTS NET OF TAXES. All payments under this Agreement or any other Loan Document by Borrower or any other Obligor shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) other than such income or franchise taxes arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced the Loan Documents, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof). If Borrower or other Obligor is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then Borrower or such Obligor, as the case may be, shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

         (d) PAYMENTS TO BANKS. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Payments received by Agent in Dollars shall be delivered to the Banks in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Banks in such Alternate Currency in same day funds. Each Bank shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and Fixed Rate Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under the Notes. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to such Loans set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing and unpaid on each Note.

         (e) TIMING OF PAYMENTS. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any Fixed Rate Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT.

         (a) RIGHT TO PREPAY.

             (i) Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Tranche A Notes or Tranche B Notes then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment; and

             (ii) Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of Agent (and any Bank that has purchased a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

         (b) PREPAYMENT FEES.

             (i) Prepayments of Base Rate Loans shall be without any premium or penalty;

             (ii) In any case of prepayment of a Fixed Rate Loan, Borrower agrees that if the reinvestment rate with respect to Eurodollars or the Alternate Currency, as the case may be, of such Fixed Rate Loan, as quoted by the money desk of Agent (the "Reinvestment Rate"), shall be lower than the Adjusted LIBOR Rate applicable to the Fixed Rate Loan that is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice from Agent, promptly pay to Agent, for the account of each Bank, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (B) the prepayment principal amount of the Fixed Rate Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Fixed Rate Loan that is to be prepaid divided by (2) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from Agent; and

             (iii) In the case of prepayment of a Swing Loan, Borrower agrees to pay to Agent, on demand, for any resulting loss, cost or expense of Agent as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits.

         (c) NOTICE OF PREPAYMENT. Borrower shall give Agent written notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Fixed Rate Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days prior to the Business Day on which such prepayment is to be made.

         (d) MINIMUM AMOUNT. Each prepayment of a Fixed Rate Loan by Borrower shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent of such amount), except in the case of a mandatory prepayment in connection with Section 2.8(a) hereof or Article III hereof .

         SECTION 2.5. FACILITY AND OTHER FEES.

         (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Tranche A Commitment hereunder, a facility fee from the Closing Date to and including the last day of the applicable Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the date that such facility fee is due, times
(ii) the highest Maximum Tranche A Amount during such quarter. The facility fee with respect to the Tranche A Commitment shall be payable in arrears, on June 30, 2001 and on the last day of each succeeding September, December, March and June thereafter, and on the last day of the applicable Commitment Period.

         (b) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Tranche B Commitment hereunder, a facility fee from the Closing Date to and including the last day of the applicable Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the date that such facility fee is due, times
(ii) the highest Maximum Tranche B Amount during such quarter. The facility fee with respect to the Tranche B Commitment shall be payable in arrears, on June 30, 2001 and on the last day of each succeeding September, December, March and June thereafter, and on the last day of the applicable Commitment Period.

         (c) Borrower shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

         SECTION 2.6. REDUCTION OF COMMITMENT.

         (a) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Tranche A Commitment to an amount not less than the then existing Tranche A Exposure by giving Agent not fewer than three (3) Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Tranche A Commitment as so reduced. If Borrower reduces in whole the Tranche A Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Tranche A Notes and the Swing Line Note, together with all interest and facility and other fees accrued and unpaid), all of the Tranche A Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Tranche A Notes to Borrower. Any partial reduction in the Tranche A Commitment shall be effective during the remainder of the applicable Commitment Period.

         (b) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Tranche B Commitment to an amount not less than the then existing Tranche B Exposure by giving Agent not fewer than five (5) Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Tranche B Commitment as so reduced. If Borrower reduces in whole the Tranche B Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Tranche B Notes, together with all interest and facility and other fees accrued and unpaid; and provided no Tranche B Loan has been converted to a Term Loan), all of the Tranche B Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Tranche B Notes to Borrower. Any partial reduction in the Tranche B Commitment shall be effective during the remainder of the applicable Commitment Period.

         SECTION 2.7. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. With the exception of Base Rate Loans, interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur and be continuing hereunder, at the option of Agent or the Required Banks, the principal of each Note, the unpaid interest thereon and any other amounts owing hereunder shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.8. MANDATORY PAYMENT.

         (a) If, at any time, the Credit Exposure shall exceed the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Loans sufficient to bring the aggregate outstanding principal amount of all such Loans within the Total Commitment Amount.

         (b) If, at any time, the Tranche A Exposure shall exceed the Maximum Tranche A Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Tranche A Loans sufficient to bring the aggregate outstanding principal amount of all such Tranche A Loans within the Maximum Tranche A Amount

         (c) If, at any time, the Tranche B Exposure shall exceed the Maximum Tranche B Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Tranche B Loans sufficient to bring the aggregate outstanding principal amount of all such Tranche B Loans within the Maximum Tranche B Amount.

         (d) Any prepayment of a Fixed Rate Loan pursuant to this Section 2.8 shall be subject to the prepayment fees set forth in Section 2.4 hereof and, if applicable, Article III hereof.


            ARTICLE III. ADDITIONAL PROVISIONS RELATING TO FIXED RATE
                        LOANS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the

Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the Fixed Rate Loan(s) in question) against assets held by, or deposits in or for the amount of any Fixed Rate Loan by, any Bank, and the result of the foregoing is to increase the net cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder such Fixed Rate Loan or to reduce the amount of principal or interest received by such Bank with respect to such Fixed Rate Loan, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such Fixed Rate Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected Fixed Rate Loan in full or, with respect to Eurodollar Loans, convert such Eurodollar Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Each Bank shall notify Borrower as promptly as practicable (but in no event more than one hundred eighty (180) days after such event), with a copy thereof delivered to Agent, of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Fixed Rate Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank (made within one (1) year after receipt of such audit), shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected Fixed Rate Loan in full or, with respect to Eurodollar Loans, convert such Eurodollar Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR OR ALTERNATE CURRENCY DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Fixed Rate Loan, in the event that Agent shall have determined that (a) for Eurodollar Loans, that Dollar deposits or (b) for Alternate Currency Loans, that deposits of the relevant Alternate Currency, of the relevant amount for the relevant Interest Period for such Fixed Rate Loan are not available to Agent in the applicable Eurodollar or Alternate Currency market, as the case may be, or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new Eurodollar Loan or Alternate Currency Loan, as the case may be, (or conversion of an existing Base Rate Loan to a Eurodollar
Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (b) Borrower shall be obligated either to prepay, or with respect to a Eurodollar Loan, to convert to a Base Rate Loan, any outstanding Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any Fixed Rate Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Fixed Rate Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING FIXED RATE LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Fixed Rate Loan that it is committed to make hereunder in any Alternate Currency or Dollars, as the case may be, the commitment of such Bank to fund such Fixed Rate Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such Fixed Rate Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar or Alternate Currency market, as the case may be, of any Fixed Rate Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such Fixed Rate Loan (if a Eurodollar Loan) to a Base Rate Loan or prepay such Fixed Rate Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make Fixed Rate Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (made within one hundred eighty (180) days of such Bank becoming aware of the reason giving rise to such demand), with a copy to Agent, Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

         SECTION 3.8. APPLICATION OF PROVISIONS. Notwithstanding anything in this Agreement to the contrary, no Bank shall demand compensation for any reduction referred to in Sections 3.1, 3.2, 3.3, 3.5 or 3.7 hereof if it shall not at the time be the general policy or practice of such Bank to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first Loan, and of Agent to make the first Swing Loan, is subject to Borrower satisfying each of the following conditions:

         SECTION 4.1. NOTES. Borrower shall have executed and delivered to each Bank its Tranche A Note and its Tranche B Note and shall have executed and delivered to Agent the Swing Line Note.

         SECTION 4.2. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower shall have delivered to each Bank an officer's certificate certifying the names of the officers of Borrower authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower is a party, and (b) the Organizational Documents of Borrower.

         SECTION 4.3. LEGAL OPINION. Borrower shall have delivered to Agent an opinion of counsel for Borrower, in form and substance satisfactory to Agent and the Required Banks.

         SECTION 4.4. GOOD STANDING CERTIFICATES. Borrower shall have delivered to Agent a good standing certificate for Borrower, issued on or about the Closing Date by the Secretary of State of Ohio and of each state in which Borrower is qualified as a foreign corporation and the failure to so qualify would have a Material Adverse Effect.

         SECTION 4.5. AGENT FEE LETTER, CLOSING FEE LETTER; LEGAL FEES. Borrower shall have (a) executed and delivered the Agent Fee Letter to Agent, and paid to Agent, for its sole benefit, the fees described in the Agent Fee Letter, (b) executed and delivered the Closing Fee Letter to Agent, and paid to Agent, for the account of the Banks, the fees described in the Closing Fee Letter and paid to each of the Banks the fees set forth therein, and (c) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.6. LIEN SEARCHES. Borrower shall have caused to be delivered to Agent the results of U.C.C. lien searches with respect to Borrower, satisfactory to Agent and the Required Banks, from the Secretary of State of Ohio.

         SECTION 4.7. CLOSING CERTIFICATE. Borrower shall have delivered to Agent and the Banks an officer's certificate certifying that, as of the Closing Date, (a) all conditions precedent set forth in this Article IV have been satisfied, (b) no Default or Event of Default exists nor immediately after the making of the first Loan will exist, and (c) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

         SECTION 4.8. EXISTING CREDIT AGREEMENTS. Borrower shall have terminated the existing bilateral credit agreements between Borrower and KeyBank National Association, Wachovia Bank, N.A., PNC Bank, National Association, The Bank of Nova Scotia, The Chase Manhattan Bank, San Paolo IMI SPA, Bank One, N.A. and National City Bank (but only with respect to the revolving credit facility with National City Bank), respectively, which termination of each such agreement shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

         SECTION 4.9. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition or operations of the Companies since FQE January 31, 2001.

         SECTION 4.10. MISCELLANEOUS. Borrower shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.


                              ARTICLE V. COVENANTS

         Borrower agrees that, so long as the Commitment remains in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten (10) days of Agent's written request, furnish to Agent such information about such Company's insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject and the failure to pay would have a Material Adverse Effect; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions and the failure to pay would have a Material Adverse Effect; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue and the failure to pay
(i) would constitute a Default or Event of Default hereunder or (ii) have a Material Adverse Effect.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

         (a) within forty-five (45) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower; provided that delivery by Borrower of a copy of Borrower's quarterly report on Form 10-Q shall satisfy the foregoing requirements;

         (b) within ninety (90) days after the end of each fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated and consolidating (but only as to Borrower, the Domestic Subsidiaries and the Foreign Subsidiaries) basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate;

         (d) with the delivery of the quarterly and annual financial statements in (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties, to the extent permitted by such accountants and applicable law;

         (e) within ninety (90) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower and its Subsidiaries for the then current fiscal year and the next two (2) succeeding fiscal years, to be in form acceptable to Agent;

         (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (g) within ten (10) days of the written request of Agent or any Bank, such other information about the financial condition, properties and operations of any Company as Agent or such Bank may from time to time reasonably request (but subject to any applicable law and, upon request of Borrower, subject to customary confidentiality provisions), which information shall be submitted in form and detail satisfactory to Agent or such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent or any Bank, or any representative of Agent or such Bank, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to Section 5.12 hereof; provided that such Company shall not be required to preserve or maintain its rights or franchises where the failure to do so will not have a Material Adverse Effect.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide each Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) LEVERAGE RATIO. Borrower shall not suffer or permit at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Leverage Ratio to exceed 3.25 to 1.00.

         (b) INTEREST COVERAGE RATIO. Borrower shall not suffer or permit at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Interest Coverage Ratio to be less than 3.00 to 1.00.

         (c) NET WORTH. Borrower shall not suffer or permit at any time the Consolidated Net Worth, for the most recently completed fiscal quarter of Borrower, to be less than an amount equal to (i) Two Hundred Million Dollars ($200,000,000), plus (ii) fifty percent (50%) of positive Consolidated Net Earnings for FQE April 30, 2001 (the sum of (i) and (ii) being referred to herein collectively as the "Closing Date Amount"), with the Closing Date Amount to be adjusted by the Net Worth Adjustment Amount on FQE July 31, 2001 and on the last day of each fiscal quarter thereafter. As used herein, the term "Net Worth Adjustment Amount" shall mean, for the relevant fiscal quarter, an amount equal to (A) fifty percent (50%) of the positive Consolidated Net Earnings for such fiscal quarter (with no deduction for losses), plus (B) one hundred percent (100%) of the proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity occurring during such fiscal quarter, minus (C) the aggregate amount of Share Repurchases made pursuant to Section 5.19(b)(iii) hereof during such fiscal quarter (not to exceed Seventy-Five Million Dollars ($75,000,000) for all Share Repurchases during all fiscal quarters subsequent to FQE April 30, 2001).

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans or any other Indebtedness under this Agreement;

         (b) the Indebtedness (whether outstanding or committed) that exists as of the Closing Date as set forth in SCHEDULE 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof does not increase after the Closing Date);

         (c) the unsecured Indebtedness of Borrower under the Note Purchase Agreement in an original principal amount not to exceed Fifty Million Dollars ($50,000,000);

         (d) unsecured Indebtedness of Borrower under the Credit Agreement between Borrower and National City Bank, dated October 11, 2000, up to an aggregate principal amount of Forty Million Dollars ($40,000,000);

         (e) the unsecured Indebtedness of Borrower under the 2001 Note Purchase Agreement in an aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000);

         (f) the unsecured Indebtedness of Borrower owing to Bank of Tokyo-Mitsubishi Trust Company up to the Dollar Equivalent of Three Billion Japanese Yen ((Y)3,000,000,000);

         (g) loans or capital leases to any Company for the purchase or lease of fixed assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases for all Companies does not exceed Twenty-Five Million Dollars ($25,000,000) at any time;

         (h) loans by a Domestic Company (other than the Receivables Subsidiary) to another Domestic Company (other than the Receivables Subsidiary);

         (i) unsecured loans by a Foreign Subsidiary to a Domestic Company (other than the Receivables Subsidiary) or another Foreign Subsidiary;

         (j) Permitted Foreign Subsidiary Loans and Investments;

         (k) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement has been entered in to in the ordinary course of business and not for speculative purposes;

         (l) Indebtedness of the Receivables Subsidiary under the Permitted Receivables Facility, so long as (i) the funded amount, together with any other Indebtedness thereunder, does not exceed Fifty Million Dollars ($50,000,000) at any time, and (ii) Borrower provides a copy of the documents evidencing such transaction to Agent; and

         (m) additional unsecured Indebtedness of Borrower, to the extent not otherwise permitted pursuant to subparts (a) through (l) hereof, so long as (i) the aggregate outstanding principal amount of such Indebtedness does not exceed Seventy-Five Million Dollars ($75,000,000) at any time; provided, however, that such amount may be increased to an amount not to exceed One Hundred Seventy-Five Million Dollars ($175,000,000) on the conditions that (A) there shall have been a permanent reduction in the Tranche B Commitment in the amount of such increase, and (B) such increased amount of Indebtedness shall not have been incurred under or in connection with another committed bank credit facility, and
(ii) no Company (other than Borrower) is liable, whether directly or indirectly, for any part of such Indebtedness.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

         (d) the Liens existing on the Closing Date as set forth in SCHEDULE 5.9 hereto;

         (e) any Lien granted to Agent, for the benefit of the Banks;

         (f) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8 (g) hereof, provided that such Lien only attaches to the property being acquired or leased;

         (g) Liens on the Receivables Related Assets in connection with the Permitted Receivables Facility securing the obligations under the Permitted Receivables Facility; and

         (h) any other Liens created after the Closing Date, to the extent not otherwise permitted pursuant to subparts (a) through (g) hereof, so long as the aggregate amount of Indebtedness secured by all such Liens does not exceed at any time, for all Companies, the greater of (a) Five Million Dollars ($5,000,000), or (b) an amount equal to one percent (1%) of Consolidated Tangible Assets.

No Company (other than the Receivables Subsidiary) shall enter into any contract or agreement (other than any contract or agreement entered into in connection with the Indebtedness permitted to be incurred pursuant to Section 5.8 (c), (d),
(e), (f), (g) or (m) hereof) that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

         SECTION 5.10. REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOAN. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership,
(d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided, that this Section shall not apply to:

         (i) investments by the Companies in Cash Equivalents;

         (ii) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (iii) the holding of Subsidiaries listed on SCHEDULE 6.1 hereto and the creation, acquisition and holding of any new Subsidiary (other than by the Receivables Subsidiary) after the Closing Date so long as such new Subsidiary is created, acquired or held in accordance with the terms and conditions of this Agreement;

         (iv) loans to or investments in a Domestic Company (other than the Receivables Subsidiary) to or by another Domestic Company (other than the Receivables Subsidiary);

         (v) loans to or investments in a Foreign Subsidiary or Borrower by another Foreign Subsidiary;

         (vi) Permitted Foreign Subsidiary Loans and Investments;

         (vii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Five Million Dollars ($5,000,000) at any time outstanding;

         (viii) loans or advances to customers or suppliers in connection with a contractual arrangement made in the ordinary course of business and consistent with past practice; and

         (ix) any Permitted Investment.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary (other than the Receivables Subsidiary) may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) , or (ii) any one or more Domestic Subsidiaries (other than the Receivables Subsidiary);

         (b) any Subsidiary (other than the Receivables Subsidiary) may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, or
(ii) any one or more Domestic Subsidiaries (other than the Receivables Subsidiary);

         (c) in addition to any merger permitted pursuant to subpart (a) above, any Foreign Subsidiary may merge with any one or more Foreign Subsidiaries;

         (d) in addition to any sale, lease, transfer or other disposition permitted pursuant to subpart (b) above, any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any one or more Foreign Subsidiaries;

         (e) in addition to any sale, lease, transfer or other disposition permitted pursuant to subparts (a) through (d) above, any Company may sell accounts receivables to the Receivables Subsidiary in connection with the Permitted Receivables Facility; and

         (f) in addition to any sale, lease, transfer or other disposition permitted pursuant to subparts (a) through (e) above, any Company (other than the Receivables Subsidiary) may sell, lease, transfer or otherwise dispose of any of its assets to any Person so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Companies does not exceed the greater of (a) Twenty Five Million Dollars ($25,000,000), or (b) an amount equal to five percent (5%) of Consolidated Tangible Assets during any fiscal year of Borrower.

         SECTION 5.13. ACQUISITIONS. Borrower shall not effect, or permit any Subsidiary to effect, an Acquisition, except that any Company (other than the Receivables Subsidiary) may effect an Acquisition so long as (a) Borrower shall be the surviving entity if such Acquisition is a merger or consolidation with Borrower; (b) the business to be acquired shall be similar, related, complementary or beneficial to the lines of business of the Companies; (c) the Board of Directors (or equivalent governing body) and the management of the Person to be acquired shall have approved such Acquisition; (d) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction; and (e) if the aggregate Consideration paid in connection with such Acquisition is in excess of Fifteen Million Dollars ($15,000,000), Borrower shall have provided to Agent and the Banks, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with
Section 5.7 hereof, both before and after the proposed Acquisition.

         SECTION 5.14. NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever (a) any Default or Event of Default may occur hereunder, or (b) any default, or event with which the passage of time or the giving of notice, or both, would cause a default, shall have occurred under the Note Purchase Agreement, the 2001 Note Purchase Agreement or any other Material Indebtedness Agreement.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Except where the failure to do so would not have or result in a Material Adverse Effect, (a) each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise; and (b) no Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company; or
(b) any transaction, including, but not limited to the transactions contemplated pursuant to the Permitted Receivables Facility, between Borrower and an Affiliate that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. USE OF PROCEEDS. Borrower's use of the proceeds of the Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries and for acquisitions permitted pursuant to this Agreement.

         SECTION 5.18. CORPORATE NAME. Borrower shall not change its corporate name, unless Borrower shall provide Agent with thirty (30) days prior written notice thereof.

         SECTION 5.19. RESTRICTED PAYMENTS.

         (a) Each Subsidiary shall make Capital Distributions to Borrower of such Subsidiary's Net Earnings on a regular basis consistent with the past practices of Borrower, subject to Section 5.20.

         (b) Except for any Restricted Payment made pursuant to subpart (a) above, no Company shall make or commit itself to make any Restricted Payment, provided, that:

                  (i) any Company may make or commit itself to make, directly or indirectly, any Capital Distribution to Borrower at any time;

                  (ii) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make Capital Distributions to the shareholders of Borrower; and

                  (iii) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make a Share Repurchase provided that, if such Share Repurchase is from any Person other than an ERISA Plan or non-qualified option plan of Borrower, at the time of such Share Repurchase, the Capitalization Ratio shall be less than or equal to 0.50 to 1.00.

         SECTION 5.20. RESTRICTIVE AGREEMENTS. Except as set forth in this Agreement, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to Borrower; (b) make, directly or indirectly, loans or advances or capital contributions to Borrower; or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company to the extent such restrictions only restrict the transfer of the property subject to such security agreement or mortgage or (iv) customary and reasonable restrictions in agreements necessary to obtain Permitted Foreign Subsidiary Loans and Investments so long as such restrictions do not materially encumber the ability of the Foreign Subsidiaries taken as a whole to make Capital Distributions.

         SECTION 5.21. AMENDMENT OF ORGANIZATION DOCUMENTS. Borrower shall not amend its Organizational Documents without the prior written consent of Agent, which consent shall not be unreasonably withheld.

         SECTION 5.22. OTHER COVENANTS. In the event that Borrower shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein are more restrictive than the covenants set forth herein, then Borrower shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

         SECTION 5.23. GUARANTIES OF PAYMENT; GUARANTY UNDER MATERIAL INDEBTEDNESS AGREEMENT.

         (a) No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to the Note Purchase Agreement, the 2001 Note Purchase Agreement or any other Material Indebtedness Agreement unless such Company is also a Guarantor of Payment under this Agreement prior to or concurrently therewith.

         (b) If, pursuant to the terms and conditions of the Note Purchase Agreement, the 2001 Note Purchase Agreement and each other Material Indebtedness Agreement at any time after the

Closing Date, the Domestic Subsidiaries are permitted to become Guarantors of Payment with respect to all of the Debt or the Foreign Subsidiaries are permitted to become co-borrowers with respect to all of the Loans made to, or directly for the benefit of, such Foreign Subsidiaries, then, (i) Borrower shall immediately provide written notice thereof to Agent, and (ii) upon request of Agent or the Required Banks, Borrower shall (A) cause each such Domestic Subsidiary to execute and deliver to Agent, for the benefit of Banks, a Guaranty of Payment, in form and substance satisfactory to Agent and the Required Banks, and upon request of Agent and the Required Banks, Borrower shall deliver such corporate governance or other documents of each such Domestic Subsidiary as Agent shall deem necessary or appropriate, and (B) cause each such Foreign Subsidiary to execute and deliver to Agent, for the benefit of the Banks, an assumption agreement, in form and substance satisfactory to Agent and the Required Banks, and appropriate Notes, and upon request of Agent and the Required Banks, Borrower shall deliver such corporate governance or other documents of each such Foreign Subsidiary as Agent may deem necessary or appropriate.

         SECTION 5.24. PARI PASSU RANKING. The Debt shall, and Borrower shall take all necessary action to ensure that the Debt shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior unsecured Indebtedness of Borrower.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

         SECTION  6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION.

         (a) Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

         (b) SCHEDULE 6.1 hereto sets forth (i) each Company, (ii) each Company's state or jurisdiction of organization, (iii) each state or other jurisdiction in which each Company is qualified to do business as a foreign entity, and (iv) the capitalization of each Company.

         SECTION 6.2. CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower's Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not violate any applicable law, conflict with or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of such Company's Organizational Documents or any agreement.

         SECTION  6.3. COMPLIANCE WITH LAWS. Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto except where the failure to do so would not have a Material Adverse Effect;

         (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to do so would not have a Material Adverse Effect; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except to the extent that any such violation or default would not have a Material Adverse Effect.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 hereto, as to any of which, individually or in the aggregate, if determined adversely, would not have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

         SECTION 6.6. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Agent, for the benefit of the Banks, if any; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Agent, for the benefit of the Banks, if any; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Agent, for the benefit of the Banks. No Company (other than the Receivables Subsidiary) has entered into any contract or agreement that exists on or after the Closing Date (other than any contract or agreement entered into in connection with the Indebtedness permitted to be incurred pursuant to Section 5.8 (c), (d), (e), (f), (g) or (m) hereof) that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 6.7. TAX RETURNS. All foreign, federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.8. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the failure to so comply would not have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that, if determined adversely, would have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         SECTION 6.9. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would materially and adversely affect any Company in any respect or prevent a Company from conducting its business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted in each case that would have a Material Adverse Effect.

         SECTION 6.10. EMPLOYEE BENEFIT PLANS. SCHEDULE 6.10 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a),
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan (except to the extent set forth in footnote 3 to Borrower's Consolidated financial statements for the fiscal year ended October 29, 2000), the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

         SECTION 6.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

         SECTION 6.12. SOLVENCY. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.13. FINANCIAL STATEMENTS. The Consolidated financial statements of Borrower for the fiscal year ended on or about October 31, 2000 and the interim Consolidated financial statements for FQE January 31, 2001, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.14. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

         SECTION 6.15. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.15 hereto, no Company is a party to any (a) debt instrument; (b) capital lease, whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement that, as to subsections (a) through
(f), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.16. INTELLECTUAL PROPERTY. Except where the failure to do so would not have or result in a Material Adverse Effect, each Company owns, possesses, or has the right to use all of the intellectual property, including, without limitation, all patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

         SECTION 6.17. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.

         SECTION 6.18. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by a Financial Officer of Borrower, there is no known fact that any Company has not disclosed to Agent and the Banks that has or would have a Material Adverse Effect.

         SECTION 6.19. DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If (a) the principal of any Note shall not be paid in full punctually when due and payable, or (b) the interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable or within five (5) Business Days thereafter.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12 or 5.19(b) hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous.

         SECTION 7.5. CROSS DEFAULT. If any Company or Obligor shall default in the payment of principal, interest or fees due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Ten Million Dollars ($10,000,000) beyond any period of grace provided with respect thereto, or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created beyond any period of grace provided with respect thereto, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) the Required Banks determine could have a Material Adverse Effect, or
(b) results in a Lien on any of the assets of any Company in excess of Five Hundred Thousand Dollars ($500,000).

         SECTION 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed Ten Million Dollars ($10,000,000).

         SECTION 7.9. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the reasonable opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrower or any Company; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Company shall be contested by such Company or any other Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

         SECTION 7.10. SOLVENCY. If Borrower, any Domestic Subsidiary with assets over One Million Dollars ($1,000,000), any Foreign Subsidiary with assets over Five Million Dollars ($5,000,000) or any Obligor shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy, or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state (or the foreign equivalent)) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state (or the foreign equivalent)) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 hereof shall occur, Agent may, with the consent of the Required Banks, and shall, at the request of the Required Banks, give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan and the obligation of Agent to make any Swing Loan hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.10 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent be obligated to make any Swing Loan hereunder, and

         (b) the principal, interest and any other amounts then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 8.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.10 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to subpart 2 of Section 2.1A or 8.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except as to Swing Loans and except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.


                              ARTICLE IX. THE AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent, each Co-Documentation Agent and the Syndication Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, Co-Documentation Agent or Syndication Agent, as the case may be, and Agent, each Co-Documentation Agent and the Syndication Agent and their respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by Borrower pursuant to Section 5.14 hereof.

         SECTION 9.7. ACTION BY AGENT. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall promptly inform the other Banks in writing of the action taken. Subject to the other terms and conditions hereof, Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent, Co-Documentation Agents and the Syndication Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent, Co-Documentation Agents and the Syndication Agent in their respective agency capacities in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by any of them with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from their respective gross negligence, willful misconduct or from any action taken or omitted by any of them in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

         SECTION 9.11. CO-DOCUMENTATION AGENTS AND SYNDICATION AGENT. Neither of the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS; CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder,
(b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment date of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment, if any, except in connection with a transaction permitted pursuant to Section 5.12 hereof, or
(f) any amendment to this Section 10.3 or Section 8.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Agent to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. In addition, Section 10.11 hereof may not be amended without the prior written consent of any Designating Bank, as defined in Section 10.11 hereof, affected thereby.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Agent, including, but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank shall have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

         A. ASSIGNMENTS OF COMMITMENTS. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any participation purchased pursuant to subpart 2 of Section 2.1A or Section 8.4 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) PRIOR CONSENT. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) MINIMUM AMOUNT. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) ASSIGNMENT FEE; ASSIGNMENT AGREEMENT. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) NON-U.S. ASSIGNEE. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder,
         (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee and the assignor (if applicable), an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. SALE OF PARTICIPATIONS. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any participation, if any, purchased pursuant to subpart 2 of Section 2.1A or Section 8.4 hereof or this Section 10.10B.

         The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. DESIGNATION.

         (a) Notwithstanding anything in this Agreement to the contrary, any Bank (a "Designating Bank") may grant to one or more special purpose funding vehicles (each an "SPV"), identified in writing from time to time by such Designating Bank to Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Designating Bank would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing in this Section shall constitute a commitment by any SPV to make any Loan, and (ii) if an SPV designated by a Designating Bank to make Loans elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Designating Bank shall still be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall reduce the availability under the Commitment of the Designating Bank to the same extent, and as if, such Loan were made by such Designating Bank.

         (b) As to any Loans or portion thereof made by an SPV, each such SPV shall have all of the rights that a Bank making such Loans or portion thereof would have under this Agreement; provided, however, that each SPV shall have granted its Designating Bank an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement and any other Loan Document and to exercise, in its reasonable discretion, on behalf of such SPV, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV and the Designating Bank shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its respective Designating Bank as agent for such SPV.

         (c) Agent, Borrower and the Banks agree that no SPV shall be liable for an indemnity or payment under this Agreement for which a Bank would otherwise be liable and the Designating Bank shall remain liable for its Commitment Percentage of such indemnity or payment to the extent such Designating Bank would otherwise be liable. In furtherance of the foregoing, Agent, Borrower and each of the Banks hereby agree (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all of the outstanding commercial paper or other senior indebtedness of any SPV, none of Agent, Borrower or any Bank shall institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.

         (d) In addition, notwithstanding anything to the contrary contained in this Section 10.11, or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign (or grant a participation in) all or a portion of its interest in any Loans to its Designating Bank or to any financial institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to the Loans made by such SPV to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This
Section 10.11 may not be amended without the prior written consent of any Designating Bank affected thereby.

         SECTION 10.12. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

         SECTION 10.13. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 10.14. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.15. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.16. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         SECTION 10.17. JUDGMENT CURRENCY. If Agent, on behalf of the Banks, obtains a judgment or judgments against Borrower in an Alternate Currency, the obligations of Borrower in respect of any sum adjudged to be due to Agent or the Banks hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Alternate Currency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing to Agent or the Banks hereunder or under the Notes (the "Original Due Date") (the "Loss"), Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Bank, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Bank agrees to remit such excess to Borrower.

                  [Remainder of page intentionally left blank]

         SECTION 10.18. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address: 28601 Clemens Road                          NORDSON CORPORATION
         Westlake, Ohio 44145
         Attention: Vice President-Finance  By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

Address: Key Tower                          KEYBANK NATIONAL ASSOCIATION,
         127 Public Square                        as Agent and as a Bank
         Cleveland, Ohio  44114-1306
         Attention: Large Corporate         By:
               Banking Division                 -------------------------------
                                                Marianne T. Meil, Vice President

Address:                                             WACHOVIA BANK, N.A.
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    CREDIT LYONNAIS CHICAGO
         --------------------------------    BRANCH

         --------------------------------
         Attention:
                    ----------------        By:
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE BANK OF NOVA SCOTIA
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------

Address:                                    NATIONAL CITY BANK
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE BANK OF NEW YORK
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE BANK OF TOKYO-MITSUBISHI,
         --------------------------------    LTD. CHICAGO BRANCH

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    BAYERISCHE HYPO- UND
         --------------------------------   VEREINSBANK AG, NEW YORK
                                            BRANCH
         --------------------------------
         Attention:
                    ----------------        By:
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            and
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE CHASE MANHATTAN BANK
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE HUNTINGTON NATIONAL BANK
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    PNC BANK, NATIONAL ASSOCIATION
         --------------------------------

         --------------------------------
         Attention:                         By:
                   -----------------            -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE FIFTH THIRD BANK
         --------------------------------   (NORTHEASTERN OHIO)

         --------------------------------
         Attention:
                   -----------------        By:
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Address:                                    THE NORTHERN TRUST COMPANY
         --------------------------------

         --------------------------------
         Attention:                         By:
                    -----------------           -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS
                              ---------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                     COMMITMENT          TRANCHE A               TRANCHE B
              BANKING INSTITUTION                    PERCENTAGE      COMMITMENT AMOUNT       COMMITMENT AMOUNT       MAXIMUM AMOUNT

-----------------------------------------------------------------------------------------------------------------------------------
KeyBank National Association                        14.285714285%       $35,714,285.70          $14,285,714.30        $50,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.                                 11.428571428%       $28,571,428.57          $11,428,571.43        $40,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais Chicago Branch                       8.571428571%       $21,428,571.43           $8,571,428.57        $30,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                              8.571428571%       $21,428,571.43           $8,571,428.57        $30,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
National City Bank                                   7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of New York                                 7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd. Chicago           7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
Branch
-----------------------------------------------------------------------------------------------------------------------------------
Bayerische Hypo- und Vereinsbank AG, New York        7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
Branch
-----------------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                             7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Huntington National Bank                         7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                       7.142857142%       $17,857,142.86           $7,142,857.14        $25,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Fifth Third Bank (Northeastern Ohio)             4.285714285%       $10,714,285.71           $4,285,714.29        $15,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
The Northern Trust Company                           2.857142857%        $7,142,857.14           $2,857,142.86        $10,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                          100.00%      $250,000,000.00         $100,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
                        Total Commitment Amount:                                                                     $350,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                                 TRANCHE A NOTE

$                                                               Cleveland, Ohio
 -----------------
                                                                May 17, 2001

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION ("Borrower") promises to pay on the last day of the applicable Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

  ------------..........................................................DOLLARS

or the aggregate unpaid principal amount of all Tranche A Loans, as defined in the Credit Agreement, made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America, provided, that Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement. In addition, Borrower shall pay any additional amount that is required to be paid pursuant to Section 10.17 of the Credit Agreement. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 17, 2001, among Borrower, the banks named therein (including in their respective special agency capacities) and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Tranche A Loan from time to time outstanding, from the date of such Tranche A Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Base Rate Loans and Fixed Rate Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Tranche A Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        NORDSON CORPORATION

                                        By:__________________________
                                        Name:________________________
                                        Title:_________________________

                                    EXHIBIT B

                                 TRANCHE B NOTE

$                                                            Cleveland, Ohio
 -----------------
                                                             May 17, 2001

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION ("Borrower") promises to pay on the last day of the applicable Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

  ------------..........................................................DOLLARS

or the aggregate unpaid principal amount of all Tranche B Loans, as defined in the Credit Agreement, made by Bank to Borrower pursuant to Section 2.1B of the Credit Agreement, whichever is less, in lawful money of the United States of America, or, with respect to Tranche B Loans that have been converted to a Term Loan, as defined in the Credit Agreement, payable in accordance with the terms of Section 2.1B of the Credit Agreement; provided, that Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement. In addition, Borrower shall pay any additional amount that is required to be paid pursuant to Section
10.17 of the Credit Agreement. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 17, 2001, among Borrower, the banks named therein (including in their respective special agency capacities) and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Tranche B Loan from time to time outstanding, from the date of such Tranche B Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1B; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Base Rate Loans and Fixed Rate Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Tranche B Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                          NORDSON CORPORATION

                                          By:__________________________
                                          Name:________________________
                                          Title:_______________________

                                    EXHIBIT C

                                 SWING LINE NOTE

$15,000,000                                                    Cleveland, Ohio
                                                               May 17, 2001

         FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, an Ohio corporation ("Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIFTEEN MILLION..............................................AND 00/100 DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Bank to Borrower pursuant to subpart 2 of Section 2.1A of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the applicable Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 17, 2001, among Borrower, the banks named therein (including in their respective special agency capacities) and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subpart 2 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subpart 2 of such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum hereof from time to time and the payments of principal and interest thereon of either hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        NORDSON CORPORATION

                                        By:__________________________
                                        Name:________________________
                                        Title:_________________________

                                    EXHIBIT D

                                 NOTICE OF LOAN

[Date]_________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention:
           -------------------------

Ladies and Gentlemen:

         The undersigned, NORDSON CORPORATION, refers to the Credit Agreement, dated as of May 17, 2001 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks (including in their respective special agency capacities), as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

         (a)      The Business Day of the Proposed Loan is __________, 20__.

         (b)      The amount of the Proposed Loan is $_______________.

         (c) The Proposed Loan is to be a Base Rate Loan ____ /Eurodollar Loan ___/Alternate Currency Loan ____/Swing Loan_____
                 (Check one.)

         (d) If the Proposed Loan is an Alternate Currency Loan, the Alternate Currency requested is ___________.

         (e) If the Proposed Loan is a Fixed Rate Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____. (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                              Very truly yours,

                                              NORDSON CORPORATION

                                              By:___________________________
                                              Name:_________________________
                                              Title:__________________________

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am the duly elected [Vice President-Finance][Chief Financial Officer] of NORDSON CORPORATION, an Ohio corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of May 17, 2001, among the undersigned, the Banks (including in their respective special agency capacities), as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof, the calculation of the Capitalization Ratio and of Consolidated Tangible Assets.

         (6) The aggregate amount of Share Repurchases made pursuant to Section 5.19(b)(iii) of the Credit Agreement since the Closing Date is $_____________________.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

                                            NORDSON CORPORATION

                                            By:___________________________
                                            Name:_________________________
                                            Title:__________________________

                                    EXHIBIT F

                             REQUEST FOR CONVERSION

[Date]__________________, _____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114
Attention: _______________

Ladies and Gentlemen:

         The undersigned, NORDSON CORPORATION, an Ohio corporation, refers to the Credit Agreement, dated as of May 17, 2001 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks (including in their respective special agency capacities), as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives Agent and the Banks notice, pursuant to
Section 2.1B of the Credit Agreement that the undersigned hereby requests the conversion of the outstanding Tranche B Loans into a Term Loan (the "Conversion") under the Credit Agreement, and in connection with the Conversion, sets forth below the information relating to the Conversion as required by
Section 2.1B of the Credit Agreement. The undersigned hereby requests the Banks to:

         (a) Convert the current outstanding Tranche B Loans in the aggregate principal amount of $____________, to a Term Loan in a principal amount equal to the outstanding aggregate principal balance of such Tranche B Loans.

         (b) The Term Loan is to be a Base Rate Loan ($_________) and/or Eurodollar Loan ($__________).

         (c) If the Term Loan is a Eurodollar Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ___ (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Conversion:

                           (i) the representations and warranties contained in
                  each Loan Document are correct, before and after giving effect to the Conversion and the application of the proceeds therefrom, as though made on and as of such date;

                           (ii) no event has occurred or would result from such
                  Conversion, or the application of proceeds therefrom, which constitutes a Default or Event of Default; and

                           (iii) the conditions set forth in Section 2.2 and
                  Article IV of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        NORDSON CORPORATION

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

                                    EXHIBIT G

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of May 17, 2001 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among NORDSON CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named on SCHEDULE 1 thereto (including in their respective special agency capacities) (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to Assignor pursuant to the Credit Agreement, and
(d) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on ANNEX 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including ANNEX 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), in accordance with Section 10.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings,
(ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.


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

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. ACCEPTANCE OF AGENT; NOTICE BY ASSIGNOR. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                            ASSIGNOR:

Address:
         ----------------------             ---------------------------------
         Attn:                              By:
         ----------------------             ---------------------------------
         Phone:                             Name:
         ----------------------             ---------------------------------
         Fax:                               Title:
         ----------------------             ---------------------------------


                                            ASSIGNOR:

Address:
         ----------------------             ---------------------------------
         Attn:                              By:
         ----------------------             ---------------------------------
         Phone:                             Name:
         ----------------------             ---------------------------------
         Fax:                               Title:
         ----------------------             ---------------------------------


Accepted and Consented to this ___ day of ___, 20_:

KEYBANK NATIONAL ASSOCIATION,
   as Agent


By:
    -------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

Accepted and Consented to this ___ day of _______, 20__:

NORDSON CORPORATION

By:
    -------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                     ANNEX 1
                                       TO
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

         On and after ___________, 20__ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                                  %
                                                               ----------
         B.       Assigned Amount                              $
                                                               ----------

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                             %
                                                               ----------

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                             %
                                                               ----------

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                   $
                                                               ----------